UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2015

Global Indemnity plc

(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25/28 North Wall Quay Dublin 1 Ireland	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +(353) (0) 1 618 0517

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On August 24, 2015, the Audit Committee of the Board of Directors of Global Indemnity plc (the “Company”) approved, effective immediately, the engagement of Ernst & Young Global Limited (“EY”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015 and dismissed PricewaterhouseCoopers LLP (“PwC”), the Company’s previous independent registered public accounting firm.

PwC’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2014, and 2013, and the subsequent interim period from January 1, 2015 through August 24, 2015, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that, as described in Item 9A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company disclosed that its internal control over financial reporting was not effective as of December 31, 2014, due to the existence of a material weakness related to an element of the design of its estimation process for Unpaid Losses and Loss Adjustment Expenses as of December 31, 2014. Specifically, the design of the Company’s control relating to Unpaid Losses and Loss Adjustment Expenses that exceeded the central estimates of both the internal and external actuaries in the process of establishing management’s final determination of loss reserve selections was not adequate. This deficiency did not result in a material misstatement in the consolidated financial statements; however, this deficiency could have resulted in a material misstatement of the aforementioned accounts and disclosures of the annual or interim consolidated financial statements that would not have been prevented or detected. The Audit Committee of the Board of Directors discussed this matter with PwC and has authorized PwC to respond fully to the inquiries of EY, the successor accountant, concerning this reportable event. For further information on this reportable event, see the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015.

The Company has provided PwC with a copy of the disclosures contained herein and has requested that PwC furnish the Company with a letter addressed to the United States Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of PwC’s letter, dated August 28, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period from January 1, 2015 through August 24, 2015, neither the Company nor anyone acting on behalf of the Company, has consulted with EY regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP addressed to the U.S. Securities and Exchange Commission, dated August 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity plc

August 28, 2015	By:	/s/ Thomas M. McGeehan
	Name:	Thomas M. McGeehan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP addressed to the U.S. Securities and Exchange Commission, dated August 28, 2015